  EXHIBIT 99.1

Loop Industries Reports First Quarter of Fiscal 2019 Consolidated Results

Announced activation of breakthrough Generation II technology

Announced world’s first integrated waste to Loop™ PET resin manufacturing technology

Company used $2.2 million for the quarter of cash in operating activities to significantly advance its technology and fund its growth strategy

Terrebonne, Quebec, July 3, 2018 (GLOBE NEWSWIRE) -- Loop™ Industries, Inc. (NASDAQ: LOOP) (the “Company” or “Loop”), an innovative technology company leading the sustainable plastic revolution, today announced financial results for its first quarter of fiscal 2019, ended May 31, 2018.

“We made excellent progress in the first quarter implementing our plan,” said Daniel Solomita, Loop’s Founder and CEO. “Since the last quarter we have activated our Generation II depolymerization technology, designed the world’s first waste to Loop™ PET resin manufacturing technology, hired Nelson Switzer, the former Chief Sustainability Officer of Nestlé Waters and Nestlé USA to assume the role of Chief Growth Officer, and advanced our discussion with manufacturing partners to begin the production of Loop™ PET resin. We also continued to receive considerable industry attention following the announcement of our partnership with Danone and their flagship water brand, evian®.”

Financial Highlights	Three months ended May 31,
(in US dollars, except per share information)	2018	2017

Revenues	$-	$-

Research and development expenses	1,066,079	496,538
General and administration expenses	2,355,550	889,580
Depreciation and amortization	101,069	90,487
Interest expense	12,913	-
Foreign exchange (gain) loss	(6,081)	46,485
Total operating expenses	3,529,530	1,523,090

Net loss	$(3,529,530)	$(1,523,090)

Basic and diluted loss per share	$(0.11)	$(0.05)

Net cash used in operating activities	$2,171,061	$983,769
Net cash used in investing activities	$592,316	$55,453

Loop Industries, Inc.

First Quarter 2019 Financial Results

Loop reported a net loss of $3.5 million for the three months ended May 31, 2018 compared to a net loss of $1.5 million for the same period in the prior year. The increase in net loss of $2.0 million is primarily due to increased research and development expenses of $0.6 million as well as increased general and administrative expenses of $1.5 million.

Research and development expenses amounted to $1.1 million, compared to $0.5 million for the same period in the prior year. The increase was driven primarily by higher non-cash stock-based compensation expense of $0.4 million and higher compensation expense of $0.2 million resulting from the increased number of employees.

General and administrative expenses increased $1.5 million to $2.4 million, compared to $0.9 million for the same period last year. The increase was primarily driven by higher non-cash stock-based compensation expense of $0.6 million, in addition to higher legal fees related to legal proceedings and commercialization efforts, and consulting and accounting fees of $0.8 million.

Net cash used in operating activities amounted to $2.2 million for the three-month period as compared to $1.0 million for the same period last year. The increase is due primarily to higher operating expenses as mentioned above.

During the three months ended May 31, 2018, the Company made capital investments of $0.6 million.

The Company had a cash balance of $5.4 million as at May 31, 2018 and is actively reviewing its financing plans to continue to execute its growth strategy and commercialize its disruptive technology for sustainable plastic.

Activation of Breakthrough Generation II Technology

In June 2018, the Company announced that it had successfully activated the next generation of their waste PET and polyester fiber upcycling technology which now allows for the continuous production of Loop™ PET products. Loop noted the Generation II technology is significantly more streamlined and efficient than the Generation I process, including a considerable reduction in energy use and the complete elimination of water. The most significant change announced in the Generation II technology is Loop’s decision to produce a monomer from which it makes Loop™ PET resin and polyester fiber from terephthalic acid (PTA) to dimethyl terephthalate (DMT).

World’s First Integrated Waste to Loop™ PET Resin Manufacturing Technology

Also in June 2018, the Company announced that, as a next step in commercializing its Generation II technology, it is designing the world’s first fully integrated manufacturing facility to upcycle waste PET and polyester fiber into virgin quality Loop™ PET resin and polyester fiber. This integrated innovation will join Loop’s proprietary depolymerization technology with state of the art PET production processes, allowing plastic waste to be utilized as feedstock to produce Loop™ PET resin and facilitate the transition to a circular economy. The technology will take waste PET and polyester fiber that can include PET plastic bottles and packaging of any color, transparency or condition, and carpet and other polyester textiles that may contain colors, dyes or additives and separate the PET from all contaminants to produce virgin quality FDA-approved food-safe Loop™ PET resin and polyester fiber.

Loop Industries, Inc.

About Loop Industries, Inc.

Loop’s mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop has created a revolutionary technology poised to disrupt the plastics industry. This ground-breaking technology decouples plastic from fossil fuels by depolymerizing waste polyester plastic to its base building blocks (monomers). The monomers are then repolymerized to create virgin-quality polyester plastic that meets FDA requirements for use in food-grade packaging. Loop™ branded polyester resin enables consumer goods companies to meet and exceed their stated sustainability goals and circular ambitions.

For more information, please visit www.loopindustries.com.

Cautionary Statements Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause the Company’s actual results, performance or achievements, as well as the Company’s expectations regarding materiality or significance and the restatement’s quantitative effects, to differ materially from those expressed or implied in any forward-looking statement. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: commercialization of our technology and products, our need for and ability to obtain additional financing, our ability to continue as a going concern, industry competition, regulatory and other legal compliance, adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, the volatility of the Company’s stock price and other risks described more fully in the Company’s filings with the SEC. In addition, please refer to the risk factors contained in the Company’s SEC filings, including without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the SEC's website at http://sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements.

Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Contact

Frank Zitella

Chief Financial Officer and Treasurer

Tel.: (450) 951-8555

FZitella@LoopIndustries.com

Loop Industries, Inc.

Loop Industries, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended May 31,
	2018	2017
Revenue	$-	$-

Operating Expenses -
Research and development	1,066,079	496,538
General and administrative	2,355,550	889,580
Depreciation and amortization	101,069	90,487
Interest expense	12,913	-
Foreign exchange loss (gain)	(6,081)	46,485
Total operating expenses	3,529,530	1,523,090

Net loss	$(3,529,530)	$(1,523,090)

Loss per share
Basic and diluted	$(0.11)	$(0.05)
Weighted average common shares outstanding
Basic and diluted	33,140,148	31,442,293

Loop Industries, Inc.

Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	May 31, 2018	February 28, 2018

Assets
Current assets
Cash	$5,355,015	$8,149,713
Other current assets	582,839	876,207
Total current assets	5,937,854	9,025,920
Property, plant and equipment, net	4,825,133	4,036,903
Intangible assets, net	328,866	332,740
Total assets	$11,091,853	$13,395,563

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$2,100,690	$1,983,072
Current portion of long-term debt	54,062	54,649
Total current liabilities	2,154,752	2,037,721
Long-term debt	1,009,165	1,033,777
Total liabilities	3,163,917	3,071,498

Stockholders' Equity
Total stockholders' equity	7,927,936	10,324,065
Total liabilities and stockholders' equity	$11,091,853	$13,395,563

Loop Industries, Inc.

Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended May 31,
	2018	2017
Cash Flows from Operating Activities
Net loss	$(3,529,530)	$(1,523,090)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	101,069	90,487
Stock-based compensation expense	1,185,669	222,504
Changes in working capital	71,731	(122,105)
Net cash used in operating activities	(2,171,061)	(983,769)

Cash Flows from Investing Activities
Additions to property, plant and equipment	(585,958)	(55,453)
Additions to intangible assets	(6,358)	-
Net cash used in investing activities	(592,316)	(55,453)

Cash Flows from Financing Activities
Proceeds from sales of common shares, net of share issuance costs	-	5,897,188
Repayment of advances from majority stockholder	-	(278,472)
Repayment of long-term debt	(13,514)	-
Net cash (used) provided by financing activities	(13,514)	5,618,716

Effect of exchange rate changes	(17,807)	39,039
Net change in cash	(2,794,698)	4,618,533
Cash, beginning of period	8,149,713	916,487
Cash, end of period	$5,355,015	$5,535,020